CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

February 28, 2025

Alpha Metallurgical Resources, Inc.
340 Martin Luther King Jr. Blvd.
Bristol, Tennessee 37620

Reference: Consent of Independent Experts

We hereby consent to the reference to Marshall Miller & Associates, Inc. in the Annual Report on Form 10-K of Alpha Metallurgical Resources, Inc. for the year ended December 31, 2024.

We further wish to advise that Marshall Miller & Associates, Inc. was not employed on a contingent basis and that at the time of preparation of our reports, as well as at present, neither Marshall Miller & Associates, Inc. nor any of its employees had, or now has, a substantial interest in Alpha Metallurgical Resources, Inc. or any of its affiliates or subsidiaries.

We also consent to the filing and use of references to Marshall Miller & Associates, Inc.’s name, including our firm’s status as an expert or “qualified person,” and any quotation or summarization of the following Technical Report Summaries:

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Aracoma Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, West Virginia, USA, February 2025”

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kepler Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, West Virginia, USA, February 2025”

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, West Virginia, USA, February 2025”

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, West Virginia, USA, February 2025”

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, Virginia, USA, February 2025”

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, West Virginia, USA, February 2025”

▪“Alpha Metallurgical Resources, Inc. Statement of Coal Resources for the Power Mountain Underground Complex in Accordance with United States SEC Standards as of December 31, 2024, Central Appalachian Coal Basin, West Virginia, USA, February 2025”

We also consent to the incorporation by reference in Alpha Metallurgical Resource’s Registration Statements on Form S-8 (Nos 333-228293 and 333-257563) of the above items.

Respectfully submitted,
Marshall Miller & Associates, Inc.

By:	/s/ Justin S. Douthat
Name: Justin S. Douthat, PE, MBA
Title: Executive Vice President (MM&A Representative)
Date: February 28, 2025

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